SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

                         October 7, 1999
                (Date of earliest event reported)

                       KINDER MORGAN, INC.
     (Exact name of registrant as specified in its charter)




            Kansas                1-6446             48-0290000
      (State or other juri     (Commission        (I.R.S. Employer
      sdiction                 File Number)      Identification No.)
      of incorporation)



                    1301 McKinney, Suite 3400
                      Houston, Texas 77010
  (Address of principal executive offices, including zip code)


                          713-844-9500
      (Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)  Financial Statements.

        The financial statements of Kinder Morgan, Inc., a Delaware corporation ("Kinder Morgan - Delaware"), as of
        September 30, 1999, and for the nine months ended
        September 30, 1999, are included herein commencing on page F-1.

      (b)  Pro Forma Financial Information.

        The pro forma financial statements of Kinder Morgan, Inc., a Kansas corporation ("Kinder Morgan"), giving effect to the acquisition by merger of Kinder Morgan - Delaware as of September 30, 1999, and for the nine months ended September 30, 1999, are included herein commencing on page PF-1.

      (c)  Exhibits.

        The following materials are filed as exhibits to this Current Report on Form 8-K.

        Exhibit
        Number          Description

        2.1              Agreement and Plan of Merger
                         dated July 8, 1999, by and Kinder
                         Morgan, Rockies Merger Corp. and Kinder
                         Morgan - Delaware (incorporated by
                         reference to Annex A-1 of Kinder Morgan's
                         Registration Statement on Form S-4 filed on August 23, 1999 (File No. 333-
                         85747)).

        2.2              First Amendment to the
                         Agreement and Plan of Merger dated
                         August 20, 1999, by and among Kinder
                         Morgan, Rockies Merger Corp. and Kinder
                         Morgan - Delaware (incorporated by
                         reference to Annex A-2 of the Kinder
                         Morgan's Registration Statement on Form S-
                         4 filed on August 23, 1999 (File No. 333-
                         85747)).


KINDER MORGAN, INC. (KINDER MORGAN - DELAWARE)
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts and number of shares)

                                                        December 31      September 30
                                                       -------------    -------------
                                                            1998             1999
                                                            ----             ----
                                                                          (unaudited)

      ASSETS
      Current Assets:
      Cash and Cash Equivalents                        $   13,873       $      435
      Accounts Receivable - Related Party                  13,645            8,680
      Prepaid Expenses                                      1,126            3,399
                                                       ----------       ----------
         Total Current Assets                              28,644           12,514

      Investment in Partnership                            41,959           45,421
      Deferred Charges and Other Assets                     3,679            5,890
                                                       ----------       ----------
         Total Assets                                  $   74,282       $   63,825
                                                       ==========       ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
      Current Liabilities:
      Accounts Payable                                 $    1,387       $    2,522
      Notes Payable                                             -          148,600
      Accrued Liabilities                                  13,634            8,465
      Accrued Taxes                                         1,556                -
                                                       ----------       ----------
         Total Current Liabilities                         16,577          159,587

      Long-term Debt                                      100,000                -
                                                       ----------       ----------
         Total Liabilities                                116,577          159,587
                                                       ----------       ----------
      Commitments and Contingencies (Note 3)

      Stockholders' Equity:
      Series A Common Stock, Par Value $.01, 25,000
      Shares
        Authorized, 8,047 Issued and Outstanding                *                *
      Series B Common Stock, Par Value $.01, 25,000
      Shares
        Authorized, 2,541 Issued and Outstanding                *                *
      Retained Earnings (Deficit)                         (42,295)         (95,762)

      Total Stockholders' Equity (Deficit)                (42,295)         (95,762)
                                                       ----------       ----------
      Total Liabilities and Stockholders' Equity       $   74,282       $   63,825
                                                       ==========       ==========

      * Rounds to Zero

The accompanying notes are an integral part of these consolidated financial statements.


                               F-1

KINDER MORGAN, INC. (KINDER MORGAN - DELAWARE)
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts and number of shares)

                                                    Nine Months Ended
                                                      September 30
                                             ------------------------------
                                                  1998             1999
                                                  ----             ----
                                                       (unaudited)

      Partnership Income                     $   25,935       $   44,396
                                             ----------       ----------

      Operating Expenses:
      Depreciation and Amortization                 341              769
      General and Administrative                    420            1,706
                                             ----------       ----------
         Total Operating Expenses                   761            2,475
                                             ----------       ----------

      Operating Income                           25,174           41,921
                                             ----------       ----------

      Other Income (Expense):
      Interest Expense                           (2,578)          (7,717)
      Interest Income                               564              172
      Other, Net                                    (71)             (62)
                                             ----------       ----------
         Total Other Income (Expense)            (2,085)          (7,607)
                                             ----------       ----------

      Income Before Income Taxes                 23,089           34,314
      Income Taxes                                8,349           13,195
                                             ----------       ----------

      Net Income                             $   14,740       $   21,119
                                             ==========       ==========

      Earnings Per Common Share
        Basic and Diluted                    $ 1,392.14       $ 1,994.62
                                             ==========       ==========
      Number of Common Shares Used
        in Calculation                           10,588           10,588
                                             ==========       ==========


The accompanying notes are an integral part of these consolidated financial statements.

                               F-2

KINDER MORGAN, INC. (KINDER MORGAN - DELAWARE)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

                                                              Nine Months Ended
                                                                September 30
                                                       ------------------------------
                                                            1998             1999
                                                            ----             ----
                                                                 (unaudited)
      CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Income                                       $   14,740       $   21,119
      Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
      Depreciation and Amortization                           341              769
      Distributions from Investment in Partnership         19,667           41,084
      Equity in Earnings of Partnership                   (25,935)         (44,396)
      Changes in Components of Working Capital:
      Accounts Receivable                                  (6,552)           4,965
      Prepaid Expense                                      (2,284)          (1,761)
      Accounts Payable                                      1,707            1,134
      Accrued Liabilities                                   6,678           (5,622)
      Accrued Taxes                                        (1,228)             317
      Other, Net                                              583           (3,516)
                                                       ----------       ----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES             7,717           14,093
                                                       ----------       ----------

      CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital Contributions to Partnership Investments    (12,488)            (156)
      Property Additions                                        *                *
                                                       ----------       ----------
      NET CASH USED IN INVESTING ACTIVITIES               (12,488)            (156)
                                                       ----------       ----------

      CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from Borrowings                            103,850           70,825
      Payment of Long-term Debt                           (14,550)         (22,225)
      Dividends Paid                                      (74,294)         (75,000)
      Debt Issuance Costs                                  (1,794)            (975)
                                                       ----------       ----------
      NET CASH PROVIDED BY (USED IN) FINANCING             13,212          (27,375)
      ACTIVITIES
                                                       ----------       ----------

      Increase (Decrease) in Cash and Cash Equivalents      8,441          (13,438)
      Cash and Cash Equivalents, Beginning of Period          165           13,873
                                                       ----------       ----------
      Cash and Cash Equivalents, End of Period         $    8,606       $      435
                                                       ==========       ==========

      *Rounds to Zero

The accompanying notes are an integral part of these consolidated financial statements.


                               F-3

         KINDER MORGAN, INC. (KINDER MORGAN - DELAWARE)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Basis of Presentation

Kinder Morgan, Inc. (Kinder Morgan - Delaware or the Company), formerly KC Liquids Holding Corporation, was formed in October
1996. From October 1996 to February 1997, the Company had no operations or activities. Effective February 14, 1997, the Company acquired all of the issued and outstanding stock of Enron Liquids Pipeline Company (ELPC or the Predecessor Company) and renamed it Kinder Morgan G.P., Inc. (KMGP). KMGP owns approximately 3.8% and 8.1% of Kinder Morgan Energy Partners, L.P. (the Partnership) as of September 30, 1999 and 1998, respectively. At September 30, 1999 and 1998, the ownership interest consists of 2% general partner interests and 862,000 common units of the Partnership. The Company's acquisition of KMGP was accounted for under the purchase method of accounting. The purchase price of KMGP was approximately $21,745,000.

The unaudited consolidated financial statements as of September
30, 1999 and for the nine-month period then ended have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial results for the interim periods. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes, however, that the disclosures are adequate to make the information presented not misleading.

2. Debt

On February 14, 1997, the Company entered into a borrowing agreement with First Union National Bank (First Union) in connection with the acquisition of the common stock of KMGP. Pursuant to this agreement, the Company issued two notes in the aggregate amount of $15,000,000, bearing interest, at the Company's option, at either
First Union's Base Rate plus one-half of 1% or LIBOR plus 2.5%. The notes were payable August 31, 1999. Effective December 31, 1997, the borrowing agreement was amended to provide a $15,000,000 facility note in place of the two notes issued February 14, 1997. The borrowing agreement was amended again in 1998 and 1999 to provide a term loan commitment for an additional $85 million and $65 million, respectively, for an aggregate commitment of $165 million. Along with the increased borrowing, the interest rate was changed to First Union's Base
Rate plus one-half of one percent or LIBOR plus three percent and the maturity date was changed to May 31, 2000. Kinder Morgan -
Delaware has pledged the stock of KMGP and KMGP's assets as collateral for this term loan commitment. At December 31, 1998 and September 30, 1999, Kinder Morgan - Delaware had principal amounts outstanding of $100 million and $148.6 million, respectively. The carrying amounts of the long-term debt based upon prevailing interest rates available to Kinder Morgan -
Delaware at September 30, 1999, approximated fair value.
Subsequent to September 30, 1999, all borrowings under this credit agreement were repaid.


                               F-4

3. Litigation, Commitments and Contingencies

Through its investment in KMGP, in the ordinary course of business, the Company is a defendant in various lawsuits relating to the Partnership's assets. Although no assurance can be given, the Company believes, based on its experience to date, that the ultimate resolution of such items will not have a material, adverse impact on the Company's financial position or its results of operations.

Environmental

KMGP is a defendant in two proceedings (one by the State of Illinois and one by the Department of Transportation) relating to alleged environmental violations for events relating to a fire that occurred at the Morris storage field in September 1994. Although no assurance can be given, the Company believes the ultimate resolution of these matters will not have a material, adverse effect on the Partnership's financial position, results of operations, or its ability to pay cash distributions to KMGP.

The Partnership is subject to environmental cleanup and enforcement actions from time to time. In particular, the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA or Superfund law) generally imposes joint and several liability for cleanup and enforcement costs, without regard to fault or the legality of the original conduct, on current or predecessor owners and operators of a site. The operations of the Partnership are also subject to federal, state and local laws and regulations relating to protection of the environment. Although the Partnership believes its operations are in general compliance with applicable environmental regulations, risks of additional costs and liabilities are inherent in pipeline and terminal operations, and there can be no assurance significant costs and liabilities will not be incurred by the Partnership. Moreover, it is possible that other developments, such as increasingly stringent environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the Partnership, could result in substantial costs and liabilities to the Partnership which could affect future cash distributions to KMGP.

The Partnership, along with several other respondents, is involved in a cleanup in connection with an acquisition made in 1998. This cleanup, ordered by the United States Environmental Protection Agency (EPA), related to ground water contamination in the vicinity of the Partnership's storage facilities and truck loading terminal at Sparks, Nevada. The EPA approved the respondents' remediation plan in September 1992 and the remediation system began operation in 1995. In addition, the Partnership is presently involved in 18 ground water hydrocarbon remediation efforts under administrative orders issued by the California Regional Water Quality Control Board and two other state agencies. Although no assurance can be given, KMGP believes the ultimate resolutions of these matters will not have a material, adverse effect on the Partnership's financial position, result of operations, or its ability to pay cash distributions to KMGP.

FERC

The Partnership and certain of its subsidiaries are defendants in several actions in which the plaintiffs protest pipeline transportation rates with the Federal Energy Regulatory
Commission (FERC). These actions are currently pending. The
Plaintiffs seek to recover transportation overpayments and interests.

                               F-5

The Company is not able to predict with certainty whether settlement agreements will be completed with some or all of the complainants, the final terms of any such settlement agreements that may be consummated, or the final outcome of the FERC proceedings should they be carried through to their conclusion, and it is possible that current or future proceedings could be resolved in a manner adverse to the Partnership which could affect future cash distributions to KMGP.

4. Subsequent Event

On October 7, 1999, Kinder Morgan completed its acquisition by merger of Kinder Morgan - Delaware. The combined company has been renamed Kinder Morgan, Inc. and trades under the New York Stock Exchange symbol "KMI." Kinder Morgan - Delaware is the sole stockholder of Kinder Morgan G.P., Inc., the Partnership's general partner.

In the combination, Kinder Morgan issued an aggregate of approximately 41.5 million shares of Kinder Morgan stock to the stockholders of Kinder Morgan - Delaware in exchange for all of the outstanding shares of Kinder Morgan - Delaware. The combined entity (including the Partnership) has an enterprise value of approximately $10.0 billion.


                               F-6

        UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared from the historical financial statements of Kinder Morgan, Inc. ("Kinder Morgan", a Kansas Corporation, formerly K N Energy, Inc.) and Kinder Morgan, Inc. ("Kinder Morgan - Delaware", a Delaware Corporation) to give effect to the combination of these entities by merger. The unaudited pro forma combined balance sheet reflects adjustments as if the merger had occurred on September 30, 1999. The unaudited pro forma combined statement of income for the nine months ended September 30, 1999, reflects adjustments as if the merger had occurred on January 1, 1998. The pro forma adjustments reflected in the accompanying unaudited pro forma combined financial statements were prepared using the purchase method of accounting. The pro forma adjustments are based on preliminary estimates and certain assumptions that Kinder Morgan believes are reasonable under the circumstances. The preliminary allocation of the purchase price to assets acquired and liabilities assumed reflects the assumption that assets and liabilities, other than the investment in Kinder Morgan Energy Partners, are carried at historical amounts which approximate fair market value. The excess of the purchase price over Kinder Morgan - Delaware's share of the underlying equity in the net assets of Kinder Morgan Energy Partners, calculated as of September 30, 1999, has been fully allocated to the Kinder Morgan - Delaware investment in Kinder Morgan Energy Partners. This allocation reflects the estimated fair market value of this investment. The actual allocation of the consideration paid by Kinder Morgan for Kinder Morgan - Delaware may differ from that reflected in the unaudited pro forma combined financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed.

The unaudited pro forma combined financial statements do not purport to present the financial position or results of operations of Kinder Morgan had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The unaudited pro forma combined statements of income do not give effect to any operating efficiencies or cost savings that may be realized as a result of the merger, primarily related to reduction of duplicative operating, general and administrative expenses.

The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements, including the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Kinder Morgan, which are included in its Annual Report on Form 10-K for the year ended December 31, 1998, from Kinder Morgan's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and of Kinder Morgan - Delaware and Kinder Morgan Energy Partners, which are included elsewhere in this Form 8-K or have been previously filed.

The historical results of operations of Kinder Morgan reflect the acquisition of MidCon Corp. by Kinder Morgan on January 30, 1998, and include the results of operations of MidCon Corp. beginning with January 30, 1998.

KINDER MORGAN, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 1999
(In thousands)

                                                            Historical                         Pro Forma
                                                  -------------------------------    ------------------------------
                                                                   Kinder Morgan-
                                                  Kinder Morgan       Delaware        Adjustments       Combined
                                                  -------------    --------------    -------------    -------------
ASSETS:
Current Assets:
Cash and Cash Equivalents                         $   22,459        $      435       $                $   22,894
Restricted Deposits                                    7,461                                               7,461
Accounts Receivable                                  660,988             8,680                           669,668
Inventories                                          134,209                                             134,209
Gas Imbalances                                        84,477                                              84,477
Other                                                 51,265             3,399                            54,664
                                                  ----------        ----------       ----------       ==========
                                                     960,859            12,514                -          973,373
                                                  ----------        ----------       ----------       ==========

Investments:
Investment in Kinder Morgan Energy Partners                             45,421        1,241,248a       1,286,669
Other Investments                                    257,570                                             257,570
                                                  ----------        ----------       ----------       ==========
                                                     257,570            45,421        1,241,248        1,544,239
                                                  ----------        ----------       ----------       ==========

Property, Plant and Equipment, at Cost             7,767,790                                           7,767,790
Less Accumulated Depreciation and Amortization       880,768                                             880,768
                                                  ----------        ----------       ----------       ==========
                                                   6,887,022                 -                -        6,887,022
                                                  ----------        ----------       ----------       ==========

Deferred Charges and Other Assets                    246,690             5,890                           252,580
                                                  ----------        ----------       ----------       ==========
Total Assets                                      $8,352,141        $   63,825       $1,241,248       $9,657,214
                                                  ==========        ==========       ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Current Maturities of Long-term Debt              $    7,167        $                $                $    7,167
Notes Payable                                        578,700           148,600                           727,300
Accounts Payable                                     543,811             2,522                           546,333
Accrued Taxes                                         28,474                                              28,474
Gas Imbalances                                        68,925                                              68,925
Payable for Purchase of Thermo Companies              43,762                                              43,762
Other                                                201,385             8,465            3,000a         212,850
                                                  ----------        ----------       ----------       ==========
                                                   1,472,224           159,587            3,000        1,634,811
                                                  ----------        ----------       ----------       ==========
Deferred Liabilities, Credits and Reserves:
Deferred Income Taxes                              1,696,908                            463,238b       2,160,146
Other                                                321,354                                             321,354
                                                  ----------        ----------       ----------       ==========
                                                   2,018,262                 -          463,238        2,481,500
                                                  ----------        ----------       ----------       ==========

Long-term Debt                                     3,298,484                 -                -        3,298,484
                                                  ----------        ----------       ----------       ==========

KMI-Obligated Mandatorily Redeemable Preferred
  Capital Trust Securities of Subsidiary Trusts
   Holding Solely Debentures of KMI                  275,000                 -                -          275,000
                                                  ----------        ----------       ----------       ==========

Minority Interests in Equity of Subsidiaries          64,213                 -                -           64,213
                                                  ----------        ----------       ----------       ==========

Stockholders' Equity:
Common Stock                                         354,837                            208,417a         563,254
Additional Paid-in Capital                           731,199                            470,831a       1,202,030
Retained Earnings                                    141,663           (95,762)          95,762a         141,663
Other                                                 (3,741)                                             (3,741)
                                                  ----------        ----------       ----------       ==========
Total Common Stockholders' Equity                  1,223,958           (95,762)         775,010        1,903,206
                                                  ----------        ----------       ----------       ==========
Total Liabilities and Stockholders' Equity        $8,352,141        $   63,825       $1,241,248       $9,657,214
                                                  ==========        ==========       ==========       ==========

KINDER MORGAN, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
(In thousands, except per share amounts)

                                                            Historical                          Pro Forma
                                                  -------------------------------    -------------------------------
                                                                   Kinder Morgan-
                                                  Kinder Morgan       Delaware        Adjustments        Combined
                                                  --------------   --------------    --------------   --------------

Operating Revenues:                               $3,704,018        $   44,396       $       -        $3,748,414
                                                  ----------        ----------       ---------        ----------

Operating Costs and Expenses:
Gas Purchases and Other Costs of Sales             2,995,953                                           2,995,953
Operations and Maintenance                           303,762             1,706                           305,468
Depreciation and Amortization                        147,993               769          22,275c          171,037
Taxes, Other Than Income Taxes                        41,274                                              41,274
Merger-related and Severance Costs                    10,962                                              10,962
                                                  ----------        ----------       ---------        ----------
Total Operating Costs and Expenses                 3,499,944             2,475          22,275         3,524,694
                                                  ----------        ----------       ---------        ----------

Operating Income                                     204,074            41,921         (22,275)          223,720
                                                  ----------        ----------       ---------        ----------

Other Income and (Deductions):
Interest Expense                                    (210,505)           (7,717)                         (218,222)
Minority Interests                                   (16,789)                                            (16,789)
Other, Net                                            36,607               110                            36,717
                                                  ----------        ----------       ---------        ----------
Total Other Income and (Deductions)                 (190,687)           (7,607)              -          (198,294)
                                                  ----------        ----------       ---------        ----------

Income  from Continuing Operations
  Before Income Taxes                                 13,387            34,314         (22,275)           25,426
Income Taxes                                           5,221            13,195          (8,687)d           9,729
                                                  ----------        ----------       ---------        ----------
Income from Continuing Operations                      8,166            21,119         (13,588)           15,697
                                                  ----------        ----------       ---------        ----------

Discontinued Operations, Net of Tax:
Loss from Discontinued Operations                     (6,491)                                             (6,491)
Loss on Disposal of Discontinued Operations          (11,479)                                            (11,479)
                                                  ----------        ----------       ---------        ----------
Total Loss from Discontinued Operations              (17,970)                -               -           (17,970)
                                                  ----------        ----------       ---------        ----------

Net Income (Loss)                                     (9,804)           21,119         (13,588)           (2,273)
Less - Preferred Stock Dividends                         129                                                 129
Less - Premium Paid on Preferred Stock
  Redemption                                             350                                                 350
                                                  ----------        ----------       ---------        ----------
Earnings (Loss) Available For Common Stock        $  (10,283)       $   21,119       $ (13,588)a      $   (2,752)
                                                  ==========        ==========       =========        ==========

Number of Shares Used in Computing
  Basic Earnings Per Common Share                     70,363                            41,683a          112,046
                                                  ==========        ==========       =========        ==========
Basic Earnings (Loss) Per Common Share:
Continuing Operations                             $     0.11                                          $     0.14
Discontinued Operations                           $    (0.09)                                         $    (0.06)
Disposal of Discontinued Operations               $    (0.17)                                         $    (0.10)
                                                  ----------        ----------       ---------        ----------
Total Basic Earnings (Loss) Per Common Share      $    (0.15)                                         $    (0.02)
                                                  ==========        ==========       =========        ==========
Number of Shares Used in Computing
  Diluted Earnings Per Common Share                   70,441                            41,683a          112,124
                                                  ==========        ==========       =========        ==========
Diluted Earnings (Loss) Per Common Share:
Continuing Operations                             $     0.11                                          $     0.14
Discontinued Operations                           $    (0.09)                                         $    (0.06)
Disposal of Discontinued Operations               $    (0.17)                                         $    (0.10)
                                                  ----------        ----------       ---------        ----------
Total Diluted Earnings (Loss) Per Common Share    $    (0.15)                                         $    (0.02)
                                                  ==========        ==========       =========        ==========
Dividends Per Common Share                        $     0.60                                          $     0.60
                                                  ==========        ==========       =========        ==========


                  NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS

a)   The adjustment to the investment in Kinder Morgan Energy
  Partners was derived as follows:


                                                                                      (Thousands)
   41,483,328 shares of Kinder Morgan Common Stock issued in the merger at
     $16.2625 per share
      Common Stock - $5.00 Par Value                                               $   207,417
      Additional Paid-in Capital                                                       467,206
   Estimated Fees and Expenses to Complete the Transaction:
     Fees and Expenses Paid in Cash                                                      3,000
   Fees Paid by Issuance of 200,000 Shares of Kinder Morgan Common Stock at
     $23.125 per Share
      Common Stock - $5.00 Par Value                                                     1,000
      Additional Paid-in Capital                                                         3,625
   Elimination of Retained Earnings Deficit of Kinder Morgan - Delaware as of
     September 30, 1999                                                                 95,762
   Deferred Income Taxes (see Note b)                                                  463,238
                                                                                   -----------
                                                                                   $ 1,241,248
                                                                                   ===========

  The $16.2625 per share price used to value Kinder Morgan common stock issued in the merger was determined by calculating the average closing price for Kinder Morgan's common stock on the NYSE for the five business days before and after July 8, 1999, the date the terms of the merger were announced. The $23.125 per share price used to value Kinder Morgan common stock issued in payment of fees was determined as the average of the high and low prices for Kinder Morgan's stock on October 7, 1999, the date the merger was completed.

  Kinder Morgan's preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that current assets and current liabilities, other than the investment in Kinder Morgan Energy Partners, are carried at historical amounts which approximate their fair market value. The excess of the purchase price over Kinder Morgan - Delaware's share of the underlying equity in the net assets of Kinder Morgan Energy Partners, calculated as of September 30, 1999, has been fully allocated to the Kinder Morgan - Delaware investment in Kinder Morgan Energy Partners. This allocation reflects the estimated fair market value of this investment.

b) Represents deferred income taxes, using a 39% effective tax rate, calculated on the excess of Kinder Morgan's initial investment over Kinder Morgan - Delaware's share of the underlying equity in the net assets of Kinder Morgan Energy
  Partners.

c) Represents amortization of the excess of Kinder Morgan's initial investment over Kinder Morgan - Delaware's share of the underlying equity in the net assets of Kinder Morgan Energy Partners, calculated using the straight-line method over 40 years (approximately the estimated remaining useful life of the assets of Kinder Morgan Energy Partners).

d) Represents income tax expense calculated using a 39% effective tax rate on the pre-tax pro forma adjustments.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              KINDER MORGAN, INC.



     Dated: November 18, 1999           By:    /s/JOSEPH LISTENGART
                                      ---------------------------
                                      Joseph Listengart
                                      Vice  President and General
                                      Counsel


                          EXHIBIT INDEX

     Exhibit
     Number              Description
     ------              -----------

     2.1 Agreement and Plan of Merger dated July 8, 1999, by and among Kinder Morgan, Rockies Merger Corp. and Kinder Morgan - Delaware (incorporated by reference to Annex A-1 of the Company's Registration Statement on Form
                         S-4 filed on August 23, 1999 (File No.
                         333-85747)).

     2.2 First Amendment to the Agreement and Plan of Merger dated August 20, 1999, by and among Kinder Morgan, Rockies Merger Corp. and Kinder Morgan - Delaware (incorporated by reference to Annex A-2 of the Company's Registration Statement on Form S-4 filed on August 23, 1999 (File No. 333-
                         85747)).